Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180256

Prospectus Supplement
(To Prospectus Dated April 27, 2012)

500,000 Shares of 8.75% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

2,500,000 Shares of 8.25% Series B Cumulative Redeemable Preferred Stock
(Liquidation  Preference $25 Per Share)

We, NorthStar Realty Finance Corp., have entered into separate equity distribution agreements with each of JMP Securities LLC and MLV & Co. LLC, or the Agents, under which we may offer and sell, from time to time, up to 500,000 shares of our 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25 per share), or our Series A Preferred Stock, and up to 2,500,000 shares of our 8.25% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25 per share), or our Series B Preferred Stock, in each case pursuant to this prospectus supplement and the accompanying prospectus.  The aggregate public offering amounts of Series A Preferred Stock and Series B Preferred Stock sold pursuant to the equity distribution agreements may not exceed $75,000,000, which amount may be further reduced if we enter into one or more equity distribution agreements relating to “at the market” offerings of our common stock, $0.01 par value per share.

Our Series A Preferred Stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “NRFPrA.” The last reported sale price of our Series A Preferred Stock on the NYSE on June 11, 2012 was $24.30 per share.

Our Series B Preferred Stock is traded on the NYSE under the symbol “NRFPrB.” The last reported sale price of our Series B Preferred Stock on the NYSE on June 11, 2012 was $22.80 per share.

Sales of our Series A Preferred Stock and Series B Preferred Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Agents are not required to sell any specific number of shares of our Series A Preferred Stock or Series B Preferred Stock, but each Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. On any given day, only one Agent may sell the preferred stock to which this prospectus supplement and the accompanying prospectus relate.

The securities to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through the Agents over a period of time and from time to time. Under the equity distribution agreements, the applicable Agent will be entitled to compensation of 2.0% of the gross sales price of all shares sold through it as our agent. In connection with the sale of the shares of our Series A Preferred Stock and Series B Preferred Stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement.

Investing in our Series A Preferred Stock and Series B Preferred Stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2011, or our Form 10-K, which is incorporated by reference into the accompanying prospectus and this prospectus supplement, and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

JMP Securities                                                  MLV & Co.
The date of this prospectus supplement is June 12, 2012

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus prepared by us. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. We are not, and the Agents are not, making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any shares of our Series A Preferred Stock or Series B Preferred Stock. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

TABLE OF CONTENTS

Prospectus Supplement

-i-

THE OFFERING

The following is a brief summary of certain terms of this offering.

Issuer	NorthStar Realty Finance Corp., or the Company.

Shares Offered
Up to 500,000 shares of our Series A Preferred Stock and up to 2,500,000 shares of our Series B Preferred Stock. The shares of our Series A Preferred Stock offered hereby are a further issuance of, form a single series with and have the same terms as our outstanding Series A Preferred Stock. The shares of our Series B Preferred Stock offered hereby are a further issuance of, form a single series with and have the same terms as our outstanding Series B Preferred Stock.

Listing	Our Series A Preferred Stock and Series B Preferred Stock are each listed on the NYSE under the symbols “NRFPrA” and “NRFPrB,” respectively.

Manner of offering
“At the market” offering that may be made from time to time through the Agents, as sales agents, subject to our instruction as to amount and timing.  The Agents are not required to sell any specific number of shares of our Series A Preferred Stock or Series B Preferred Stock, but each Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. The securities to which this prospectus supplement and the accompanying prospectus relate will be sold through only one Agent on any given date. See “Plan of Distribution” on page S-8.

Use of Proceeds
We currently expect to use the proceeds from the sale of our Series A Preferred Stock and Series B Preferred Stock from time to time hereunder to make investments relating to our business, repurchase or pay our liabilities and for general corporate purposes.

Restrictions on Ownership
To assist us in complying with the limitations on the concentration of ownership of a real estate investment trust, or REIT, imposed by the Internal Revenue Code of 1986, as amended, or the Code, among other purposes, our charter generally prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate value of the outstanding shares of our stock, or more than 9.8% (in value or number, whichever is more restrictive) of the outstanding shares of our common stock. Our board of directors has discretion to grant exemptions from the 9.8% ownership restrictions, subject to such terms and conditions as it deems appropriate. These restrictions on ownership of our common stock and preferred stock are intended to preserve our qualification as a REIT for federal income tax purposes. See “Description of Common and Preferred Stock—Transfer Restrictions” in the accompanying prospectus for further information about these restrictions.

Risk Factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as under the caption “Item 1A. Risk Factors” beginning on page 18 of our Form 10-K, for a discussion of certain considerations relevant to an investment in our Series A Preferred Stock and Series B Preferred Stock.

The following is a brief summary of certain terms of our Series A Preferred Stock and Series B Preferred Stock offered pursuant to this offering.

General
In connection with this offering, our board of directors has approved Articles Supplementary to our charter increasing the authorized number of shares of Series A Preferred Stock by an additional 370,000 shares and increasing the authorized number of shares of our Series B Preferred Stock by an additional 2,260,000 shares. As a result, we are authorized to issue 2,900,000 shares of Series A Preferred Stock and 11,700,000 shares of Series B Preferred Stock. These Articles Supplementary were filed with the State Department of Assessment and Taxation of Maryland on June 12, 2012.

Dividends
Dividends on each share of our Series A Preferred Stock and Series B Preferred Stock are payable quarterly in arrears on or about the 15th of each February, May, August and November, each of which we refer to in this prospectus supplement as a dividend payment date, at the rate of (i) in the case of our Series A Preferred Stock, 8.75% of the liquidation preference per annum, or $2.1875 per share of Series A Preferred Stock per annum, and (ii) in the case of our Series B Preferred Stock, 8.25% of the liquidation preference per annum, or $2.0625 per share of Series B Preferred Stock per annum. Dividends on shares of our Series A Preferred Stock and Series B Preferred Stock offered hereby will be cumulative from the dividend payment date immediately preceding the date of issuance of such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, with respect to which dividends were actually paid. If any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary relating to our Series A Preferred Stock and Series B Preferred Stock, the dividend due on such dividend payment date will be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our board of directors.

However, if following a “change of control,” as described under “Description of Common and Preferred Stock—Preferred Stock—Dividends” in the accompanying prospectus, our Series A Preferred Stock or Series B Preferred Stock is not listed on the NYSE or NASDAQ, investors will be entitled to receive, when and as authorized by our board of directors and declared by us, out of assets legally available for the payment of distributions, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and our Series A Preferred Stock or Series B Preferred Stock, as applicable, is not so listed, at the increased rate of (i) in the case of our Series A Preferred Stock, 9.75% of the liquidation preference per annum (equivalent to $2.4375 per annum per share for as long as our Series A Preferred Stock is not so listed) and (ii) in the case of our Series B Preferred Stock, 9.25% of the liquidation preference per annum (equivalent to $2.3125 per annum per share for as long as our Series B Preferred Stock is not so listed).

Liquidation Preference	$25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) for each of our Series A Preferred Stock and Series B Preferred Stock. The rights of the holders of the Series A Preferred Stock and Series B Preferred Stock to receive the liquidation preference will be subject to the rights of holders of our debt, holders of any equity securities senior in liquidation preference to the Series A Preferred Stock and Series B Preferred Stock and the

proportionate rights of holders of each other class or series of our equity securities that by their terms rank on parity with our Series A Preferred Stock and our Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, or parity shares.

Maturity
Each of our Series A Preferred Stock and Series B Preferred Stock has no maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to redeem our Series A Preferred Stock or Series B Preferred Stock. Accordingly, each of our Series A Preferred Stock and Series B Preferred Stock will remain outstanding indefinitely, unless we decide to redeem it. We are not required to set apart funds to redeem our Series A Preferred Stock or Series B Preferred Stock.

Ranking
Each of our Series A Preferred Stock and Series B Preferred Stock will rank senior to our common stock and any class or series of our equity securities that by their terms rank junior to our Series A Preferred Stock and our Series B Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, or junior shares, that we may issue in the future, and on parity with each other and any other parity shares that we may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We intend to contribute the net proceeds from this offering of Series A Preferred Stock and Series B Preferred Stock to our operating partnership in exchange for Series A Preferred Units or Series B Preferred Units, as applicable, the economic terms of which mirror the terms of our Series A Preferred Stock or Series B Preferred Stock, as applicable. Each of the Series A Preferred Units and Series B Preferred Units in our operating partnership rank, as to distributions and upon liquidation, senior to the Class A common units of limited partnership interest in our operating partnership, or the Class A Common Units, and on parity with each other and any other preferred units in our operating partnership that we may issue in the future and designate as parity units.

No dividends will be declared or paid on the parity shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set apart on our Series A Preferred Stock and Series B Preferred Stock for all prior dividend periods; provided, however, that if accrued dividends on our Series A Preferred Stock or Series B Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series A Preferred Stock and Series B Preferred Stock for any dividend period and on any parity shares will be declared ratably in proportion to accrued and unpaid dividends on our Series A Preferred Stock, Series B Preferred Stock and such parity shares.

We will not: (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to our common stock and any junior shares (other than in shares of, or options, warrants or rights to subscribe for or purchase, junior shares); or (ii) redeem, purchase or otherwise acquire for consideration any junior shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary or a conversion into or exchange for junior shares or redemptions for the purpose of preserving our qualification as a REIT); unless, in each of the cases of (i) and (ii) above, at the time such dividends or distributions are payable or such redemption, purchase or acquisition is made, all cumulative dividends for all prior dividend periods with respect to our Series A Preferred Stock, Series B Preferred Stock and any parity shares have been paid or funds have been set apart for payment of such dividends.

Conversion	Our Series A Preferred Stock and Series B Preferred Stock are not convertible into or exchangeable for any property or any of our other securities.

Optional Redemption
We may redeem our Series A Preferred Stock and Series B Preferred Stock, in whole at any time or in part from time-to-time, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to the date of redemption.

Voting Rights
Holders of our Series A Preferred Stock and Series B Preferred Stock will generally have no voting rights. However, if dividends on our Series A Preferred Stock or Series B Preferred Stock are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series A Preferred Stock or Series B Preferred Stock, as the case may be, (voting separately as a class with the holders of any other series of our preferred stock that are parity shares upon which like voting rights have been conferred and are exercisable) will have the right to elect one member to serve on our board of directors until such dividend arrearage is eliminated. In addition, certain amendments, alterations or repeal of our charter that would be material and adverse to the voting power, rights or preferences of holders of our Series A Preferred Stock or Series B Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Stock or Series B Preferred Stock, as the case may be, and all other series of our preferred stock that are parity shares upon which like voting rights have been conferred and are exercisable, voting as a single class. If any such changes would be material and adverse to holders of some but not all series of our preferred stock that are parity shares, a vote of at least two-thirds of the holders of only the series materially and adversely affected would be required. However, we may create additional classes of our preferred stock that are parity shares and junior shares, amend our charter or increase the authorized number of our preferred stock that are parity shares (including our Series A Preferred Stock or Series B Preferred Stock) and junior shares and issue additional series of our preferred stock that are parity shares and junior shares without the consent of any holder of Series A Preferred Stock or Series B Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, we will: (i) transmit by mail to all holders of Series A Preferred Stock and Series B Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock or Series B Preferred Stock. We will mail the information to the holders of Series A Preferred Stock and Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Form	Our Series A Preferred Stock and Series B Preferred Stock will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

RISK FACTORS

An investment in our Series A Preferred Stock and Series B Preferred Stock involves risks. You should carefully consider, among other factors, the risk factors described below and the matters described under the caption “Risk Factors” beginning on page 5 of the accompanying prospectus and under the caption “Item 1A. Risk Factors” beginning on page 18 of our Form 10-K before deciding to purchase our Series A Preferred Stock or Series B Preferred Stock.

The market value of our Series A Preferred Stock andSeries B Preferred Stock could be substantially affected by various factors.

Although the shares of our Series A Preferred Stock and Series B Preferred Stock are each listed on the NYSE, an active trading market on the NYSE may not develop or last, in which case the trading price of our Series A Preferred Stock or Series B Preferred Stock, as the case may be, could be adversely affected.  If an active trading market does develop or last on the NYSE for any of these securities, such securities may trade at prices higher or lower than their initial offering price. The trading prices of our Series A Preferred Stock and Series B Preferred Stock would depend on many factors, including:

●	prevailing interest rates;

●	the market for similar securities;

●	general economic conditions; and

●	our financial condition, results of operations and prospects.

Our Series A Preferred Stock and Series B Preferred Stock are equity securities and are subordinate to our existing and future indebtedness, including the subordinated indebtedness issued to the trusts issuing our trust preferred securities.

The shares of our Series A Preferred Stock and Series B Preferred Stock are equity interests issued by us and do not constitute indebtedness.  As such, our Series A Preferred Stock and Series B Preferred Stock will rank junior to all indebtedness (including the subordinated indebtedness issued to the trusts issuing our trust preferred securities) and other non-equity claims on us with respect to assets available to satisfy claims on us, including in the event of our liquidation, dissolution or winding up.

Your interests could be diluted by the issuance of additional preferred stock and by other transactions.

Our board of directors has the power to reclassify unissued shares of preferred stock and to amend our charter, without any action by our stockholders, to increase the aggregate number of shares or the number of shares of stock of any class or series, including preferred stock, that we are authorized to issue.  The issuance of additional preferred stock on parity with or senior to our Series A Preferred Stock and Series B Preferred Stock would dilute the interests of the holders of Series A Preferred Stock or Series B Preferred Stock and any issuance of preferred stock senior to our Series A Preferred Stock and Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Stock and Series B Preferred Stock.  The terms of our Series A Preferred Stock and Series B Preferred Stock do not contain any provisions affording the holders of our Series A Preferred Stock or Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of Series A Preferred Stock or Series B Preferred Stock, so long as the rights of the holders of our Series A Preferred Stock or Series B Preferred Stock, as applicable, are not materially and adversely affected.  In addition, we are not required to redeem our Series A Preferred Stock or Series B Preferred Stock upon a change of control, and the holders of our Series A Preferred Stock and Series B Preferred Stock do not have the right to convert the shares of our Series A Preferred Stock and Series B Preferred Stock, as the case may be, into our common stock in connection with the change of control.  As a result of a merger or other change of control transaction in which we are not the acquiring or surviving entity, shares of our Series A Preferred Stock or Series B Preferred Stock could be exchanged for preferred securities of the acquiring or surviving entity that have rights and preferences substantially similar to those of our Series A Preferred Stock and Series B Preferred Stock, as the case may be, without the consent of the holders of our Series A Preferred Stock or Series B Preferred Stock, as applicable.  The preferred securities of the acquiring or surviving entity may not be listed or traded on a national securities exchange.  Your ability to dispose of unlisted securities may be limited, if you have the ability to dispose of them at all.  Furthermore, the acquiring or surviving entity may be highly leveraged and may be unable to pay the dividend on the preferred securities issued in connection with such merger.

Our Series A Preferred Stock and Series B Preferred Stock have not been rated.

We have not sought to obtain a rating for either of our Series A Preferred Stock or Series B Preferred Stock.  No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series A Preferred Stock or Series B Preferred Stock, as applicable.  In addition, we may elect in the future to obtain a rating of our Series A Preferred Stock and/or Series B Preferred Stock, which could adversely impact the market price of our Series A Preferred Stock and/or Series B Preferred Stock, as applicable.  Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant.  Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of Series A Preferred Stock or Series B Preferred Stock.

Holders of our Series A Preferred Stock and Series B Preferred Stock will have limited voting rights.

Holders of our Series A Preferred Stock and Series B Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders.  However, holders of our Series A Preferred Stock and Series B Preferred Stock will have the right to vote as a class on certain limited matters.  In addition, if dividends on our Series A Preferred Stock or Series B Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of our Series A Preferred Stock and Series B Preferred Stock, together with holders of any other series of our preferred stock ranking on parity with our Series A Preferred Stock and Series B Preferred Stock with similar voting rights, will be entitled to vote for the election of one additional board member, subject to the terms and to the limited extent set forth in our charter. Under the applicable Maryland law, the board member elected by the holders of our preferred stock will have the same duties as other members of the board, which duties will run to the Company as a whole and not solely to the holders of our preferred stock. Each of our Series A Preferred Stock and Series B Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above.

USE OF PROCEEDS

We intend to contribute the net proceeds from this offering of our Series A Preferred Stock and Series B Preferred Stock to our operating partnership in exchange for the same number of Series A Preferred Units and Series B Preferred Units, respectively, the economic terms of which mirror the terms of our Series A Preferred Stock and Series B Preferred Stock, respectively. We currently expect to cause our operating partnership to use the proceeds to make investments relating to its business, repurchase or pay its liabilities and for general corporate purposes.

PLAN OF DISTRIBUTION

We have entered into separate equity distribution agreements, dated as of June 12, 2012, with each of JMP Securities LLC and MLV & Co. LLC. Pursuant to the equity distribution agreements, we may, from time to time, offer and sell up to 500,000 shares of our Series A Preferred Stock and up to 2,500,000 shares of our Series B Preferred Stock, in the aggregate, through the Agents. The aggregate public offering amounts of Series A Preferred Stock and Series B Preferred Stock that we may sell pursuant to the equity distribution agreements may not exceed $75,000,000, which amount may be further reduced if we enter into one or more equity distribution agreements relating to “at the market” offerings of our common stock. Any such sales may be made in negotiated transactions or other transactions that are deemed to be “at the market” offerings, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Upon acceptance of written instructions from us, the Agents will use commercially reasonable efforts consistent with their sales and trading practices to solicit offers to purchase shares of our Series A Preferred Stock or Series B Preferred Stock under the terms and subject to the conditions set forth in the equity distribution agreements. We will instruct each Agent as to the amount of Series A Preferred Stock or Series B Preferred Stock to be sold. On any given day, only one Agent may sell the preferred stock to which this prospectus supplement and the accompanying prospectus relate. We may instruct the Agents not to sell our Series A Preferred Stock or Series B Preferred Stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Agents may suspend the offering of our Series A Preferred Stock or Series B Preferred Stock upon proper notice and subject to other conditions.

The Agents will provide written confirmation of any sales to us no later than the opening of the trading day on the NYSE following the trading day on which shares of our Series A Preferred Stock or Series B Preferred Stock were sold under the equity distribution agreements. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agents in connection with the sales.

We will pay the Agents commissions for their services in acting as agent and/or principal in the sale of our Series A Preferred Stock and Series B Preferred Stock offered hereby. Under the equity distribution agreements, the applicable Agent will be entitled to compensation of 2.0% of the gross sales price of all shares sold through it as our agent. If we sell Series A Preferred Stock or Series B Preferred Stock to an Agent, acting as principal, we will enter into a separate agreement setting forth the terms of such transaction and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the equity distribution agreements, will be approximately $200,000. In connection with the sale of our Series A Preferred Stock and Series B Preferred Stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents may be deemed to be underwriting commissions or discounts.

Settlement of sales of our Series A Preferred Stock and Series B Preferred Stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and each Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Series A Preferred Stock and Series B Preferred Stock, if any, as contemplated by this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and each Agent may agree upon.

We will report at least quarterly the number of shares of our Series A Preferred Stock and Series B Preferred Stock sold through the Agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales, if any.

The Agents and their respective affiliates have provided, and may in the future provide, various investment banking and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The Agents and their respective affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

We have agreed to indemnify each Agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that each such Agent may be required to make because of those liabilities.

The offering of our Series A Preferred Stock and Series B Preferred Stock pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of all our Series A Preferred Stock and Series B Preferred Stock subject to the agreements or (2) termination of the equity distribution agreements. The equity distribution agreements may be terminated by each Agent as to itself or us at any time upon one day’s notice to the other party, or by each Agent as to itself at any time upon one day’s notice to us.

VALIDITY OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

The validity of the shares of our Series A Preferred Stock and Series B Preferred Stock we are offering will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel. In addition, certain legal matters relating to the offering will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. The description of the federal income tax consequences contained in the accompanying prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT” is based on the opinion of Hunton & Williams LLP. Certain legal matters will be passed upon for the Agents by Hunton & Williams LLP. Hunton & Williams LLP performs legal services for us on an ongoing basis.

EXPERTS

The consolidated financial statements and schedules of NorthStar Realty Finance Corp. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated by reference herein in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Prospectus

$1,000,000,000
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
and Units

We may from time-to-time offer to sell our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an initial aggregate offering price which will not exceed $1,000,000,000.  We may also offer units comprising one or more of the other securities described in this prospectus in any combination.  We will determine when we sell securities, the amount of securities to be sold and the prices and other terms on which such securities will be sold.  We may sell securities to or through underwriters, through dealers, through agents, directly to purchasers on a continuous or delayed basis and as otherwise described in this prospectus.  This prospectus also relates to shares of our common stock that may be sold from time-to-time by certain selling stockholders.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future.  We may describe the terms of those securities in a term sheet, which will precede the prospectus supplement.

In each prospectus supplement we will include the following information:

●	The names of the underwriters, dealers or agents, if any, through which we will sell the securities.

●	The terms of the plan of distribution for the sale of the securities.

●	The proposed amount of securities, if any, which the underwriters will purchase.

●	The compensation, if any, of those underwriters, dealers or agents.

●	The public offering price of the securities.

●	Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

●	If applicable, the name of any selling stockholder and the number of shares of common stock to be sold by the selling stockholder.

●	Any other material information about the offering and sale of the securities.

Our common stock is traded on the New York Stock Exchange under the symbol “NRF.” On April 19, 2012, the last reported sale price of our common stock was $5.26 per share.

Investment in these securities involves a high degree of risk.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.  Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or units in one or more offerings for an aggregate initial public offering price of up to $1,000,000,000.  In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering.  That prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.  The rules of the SEC allow us to incorporate by reference information into this prospectus.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  See “Incorporation of Certain Documents by Reference.”  You should read both this prospectus and any prospectus supplement together with additional information described below in the section entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them.  This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so.  You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.  Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless otherwise noted or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our Company” or similar references means NorthStar Realty Finance Corp. and its subsidiaries, and all references to “NorthStar” mean NorthStar Realty Finance Corp. but not its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we have filed with the SEC at the SEC’s Public Reference Room at the following address:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

In addition, we make available on our website at www.nrfc.com our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (and any amendments to those reports) filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as practicable after they have been electronically filed with the SEC.  Unless otherwise specified, information contained on our website, available by hyperlink from our website or on the SEC’s website, is not incorporated into this prospectus.

INCORPORATION OF INFORMATION
WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information NorthStar files with the SEC.  This means that we can disclose important information to you by referring you to the documents containing that information without restating that information in this document.  The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information NorthStar files with the SEC from the date of this prospectus will automatically update and supersede the information contained in this prospectus and documents listed below.  We incorporate by reference the documents listed below, which NorthStar has already filed with the SEC, and any future filings NorthStar makes with the SEC as described below.  We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K:

●	our Annual Report on Form 10-K for the year ended December 31, 2011;

●	our Current Reports on Form 8-K filed on February 27, 2012, March 19, 2012 and April 2, 2012;

●	Our definitive Proxy Statement on Schedule 14A filed on April 20, 2012;

●	the description of NorthStar’s common stock contained in NorthStar’s registration statement on Form 8-A filed on October 25, 2004, as it may be amended from time-to-time;

●
the description of NorthStar’s 8.75% Series A Cumulative Redeemable Preferred Stock contained in NorthStar’s registration statement on Form 8-A filed on September 14, 2006, as it may be amended from time-to-time; and

●
the description of NorthStar’s 8.25% Series B Cumulative Redeemable Preferred Stock contained in NorthStar’s registration statement on Form 8-A filed on February 7, 2007, as it may be amended from time-to-time.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  Requests for these documents should be directed to us at the following address:

NorthStar Realty Finance Corp.
Attention:  General Counsel
399 Park Avenue, 18th Floor
New York, NY 10022
Telephone:  (212) 547-2600

We are also incorporating by reference any filings that NorthStar makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement that this prospectus forms a part of and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus, in each case except to the extent that all or any portion of such filing is “furnished” rather than “filed” by NorthStar with the SEC for purposes of Section 18 of the Exchange Act, or otherwise.  You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the address above.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contain certain forward-looking statements, which are subject to various risks and uncertainties, including without limitation, statements relating to the operating performance of our investments and financing needs.  For these statements, we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions.  Forward-looking statements are not guarantees of performance.  They are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, particularly given the economic environment.  Factors which could have a material adverse effect on our business, financial condition, operations and future prospects and that could cause our actual results to differ significantly from those contained in any forward-looking statement include, but are not limited to, changes in economic conditions generally and the real estate and debt markets specifically, legislative or regulatory changes (including changes to the federal income tax laws governing the taxation of real estate investment trusts, or REITs), availability of capital, interest rates, generally accepted accounting principles in the United States, or U.S. GAAP, and policies and rules applicable to REITs as well as the factors set forth in “Risk Factors” and other factors noted throughout this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference.  You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus or, if applicable, the date of the information incorporated herein by reference, as the case may be.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, projections or achievements and our actual results and performance could differ materially from those set forth in the forward-looking statements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

INFORMATION ABOUT THE COMPANY

We are an internally managed real estate finance company that originates, acquires and manages portfolios of commercial real estate, or “CRE,” debt, CRE securities and net lease properties. In addition, we engage in asset management and other activities related to real estate and real estate finance.

Our primary business objectives are to make real-estate related investments in order to produce attractive risk-adjusted returns, generate stable cash flows for distribution to our stockholders and build long-term franchise value. We believe that the combination of our CRE credit underwriting and capital markets expertise provides us with a competitive advantage in the marketplace. Our businesses are complementary to each other due to their overlapping sources of investment opportunities, common reliance on CRE fundamentals and application of similar asset management skills to maximize value and to protect capital. We conduct our operations so as to qualify as a REIT for federal income tax purposes.

Our principal executive office is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and our phone number is (212) 547-2600.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  For more information, see “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by selling stockholders.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to NorthStar Realty Finance Corp., “we,” “our” and “us” refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise.  Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.  Owners of beneficial interests in our debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities.  Except as otherwise described in the applicable prospectus, neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or any of our subsidiaries.  Thus, by owning a debt security, you are an unsecured creditor of NorthStar Realty Finance Corp.

The senior debt securities will be issued under our senior debt indenture described below, as it may be supplemented from time-to-time, and will rank equally with all of our other senior unsecured and unsubordinated debt.

The subordinated debt securities will be issued under our subordinated debt indenture described below, as it may be supplemented from time-to-time, and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture, as it may be supplemented from time-to-time.  The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.  Neither indenture limits our ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.  Our senior indebtedness is, and any additional senior indebtedness will be, structurally subordinate to the indebtedness of our subsidiaries.  See “— Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries” below.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities.  Each indenture is a contract between us and the trustee under the indentures.  The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.  At or prior to the time of offering of our debt securities, we will appoint a trustee under the applicable indenture.  We will identify who that trustee is in the applicable prospectus supplement.

The trustee under each indenture has two main roles:

●
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default.”

●	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either debt indenture as we wish.  This section of the prospectus summarizes terms of the securities that apply generally to all series.  The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.  We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus.  Those terms may vary from the terms described here.

As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture.  When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.  The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series.  We may issue debt securities and other securities in amounts that exceed the total amount specified on the cover of this prospectus up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.  Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.  Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due.  The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.  The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due.  For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Our Debt Securities Are Structurally Subordinated to Indebtedness of Our Subsidiaries

Because our assets consist principally of interests in the subsidiaries through which we own our assets and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized.  Furthermore, because one of our subsidiaries is a partnership in which we are a general partner, we may be liable for its obligations.  We may also guarantee some obligations of our subsidiaries.  Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and the prospectus supplement.  We have filed forms of the indentures with the SEC as exhibits to our registration statements.  See “Where You Can Find More Information” for information on how to obtain copies of them.

This section and the prospectus supplement summarize all the material terms of the indentures and your debt security.  They do not, however, describe every aspect of the indentures and your debt security.  For example, in this section and the prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

The indentures and the debt securities will be governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement.  We refer to this currency, currencies or currency units as a “specified currency.”  The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise.  Some debt securities may have different specified currencies for principal and interest.  You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and that firm.  We will make payments on a debt security in the specified currency, except as described below under “— Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement.  Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance— What is a Global Security?,” which will be the holder of all the debt securities represented by that global security.  Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.  We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

●	the title of the debt securities;

●	whether they are senior debt securities or subordinated debt securities;

●	any limit on the aggregate principal amount of the debt securities of the same series;

●
the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

●	the stated maturity;

●	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

●	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

●	whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

●	if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

●	the regular record date for any interest payable on any interest payment date;

●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

●	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

●
if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

●	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

●
if the debt securities may be converted into or exchanged for our common stock or preferred stock or other securities, the terms on which the conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option, the period during which exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common stock or preferred stock or such other securities;

●	if the debt securities are also original issue discount debt securities, the yield to maturity;

●	if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

●
if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

●
if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

●	the applicability of any provisions described below under “— Defeasance and Covenant Defeasance;”

●	the depositary for the debt securities, if other than The Depository Trust Company, or DTC, and any circumstances under which the holder may request securities in non-global form;

●	the applicability of any provisions described below under “— Default, Remedies and Waiver of Default;”

●	any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described below under “— Covenants;”

●	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

●	the material federal income tax considerations applicable to the debt securities; and

●	any other terms of the debt securities, which could be different from those described in this prospectus.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.  In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date.  You will not be entitled to require us to buy a debt security from you before its stated maturity unless the prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security.  It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed.  The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date.  This procedure will not apply to any redemption of a single debt security.

If the prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times.  If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.  If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If the prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date.  We will give the notice in the manner described below under “— Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment.  Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.  Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time-to-time, either in the open market at prevailing prices or in private transactions at negotiated prices.  Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another entity.  We are also permitted to sell our assets substantially as an entirety to another entity.  With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

●
If the successor entity in the transaction is not us, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

●
Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing.  For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded.  We describe these matters below under “— Default, Remedies and Waiver of Default.”

●
We or any successor entity, as the case may be, must take such steps as will be necessary to secure debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of NorthStar Realty Finance Corp. would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

●	We have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets.  Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity.  We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell assets in an amount that does not constitute a sale of our assets substantially as an entirety.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities.  Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time-to-time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is: (a) for money borrowed; (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind; or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party.  For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding.  Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph.  However, “indebtedness of us” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

●	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

●	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

●	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

●	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

●
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in clause (a) above.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due.  This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to NorthStar Realty Finance Corp. with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement.

Existence.  Except as described above under “— Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises.  However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes and Other Claims.  We are required to pay or discharge or cause to be paid or discharged: (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary; and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary.  We must pay these taxes and other claims before they become delinquent.  However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security if so indicated in the applicable prospectus supplement.

Full Defeasance.  If there is a change in federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities.  This is called full defeasance.  For us to do so, each of the following must occur:

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We must deposit in trust for the benefit of all holders of those debt securities a combination of (a) money and (b) U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

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(a) No event of default under the indenture may have occurred and be continuing and (b) no event of default described in the sixth bullet point under “— Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

●
There must be a change in current federal income tax law or an Internal Revenue Service, or IRS, ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.  Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust.  In that event, you would recognize gain or loss on your debt security; and

●	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.  You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance.  Under current federal income tax law, we can make the same type of deposit described above and be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in the prospectus supplement.  This is called covenant defeasance.  In that event, you would lose the protection of those restrictive covenants.  In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

●	The requirement to secure the debt securities equally and ratably with all new indebtedness in the event of a consolidation;

●	The covenants regarding existence and payment of taxes and other claims;

●	Any additional covenants that the prospectus supplement states are applicable to your debt security; and

●	The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit.  You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless the prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

●	We do not pay interest on any debt security of that series within 30 days after the due date;

●	We do not pay the principal or any premium of any debt security of that series on the due date;

●	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

●
We remain in breach of any covenant we make in the indenture for the benefit of the relevant series for 90 days after we receive a written notice of default stating that we are in breach and requiring us to remedy the breach.  The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities;

●	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

●	If the prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately.  If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities.  If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties.  In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in so doing, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability.  This is called an indemnity.  If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series.  These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

●	The holder of your debt security must give the trustee written notice of a continuing event of default;

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The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

●	The trustee must not have taken action for 60 days after the above steps have been taken; and

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During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series.  If this happens, the default will be treated as if it has not occurred.  No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.  Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”

Changes of the Indentures Requiring Each Holder’s Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture.  Here is a list of those types of changes:

●	change the stated maturity for any principal or interest payment on a debt security;

●	reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

●	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

●	change the currency of any payment on a debt security;

●	change the place of payment on a debt security;

●	impair a holder’s right to sue for payment of any amount due on its debt security;

●	reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

●	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

●
change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected.  In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

Another type of change does not require any approval by holders of the debt securities of an affected series.  These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect.  Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities.  In those cases, we do not need to obtain the approval of the holders of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

●	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

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If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture.  Our covenants include the promises we make about merging and similar transactions, which we describe above under “— Mergers and Similar Transactions.”  If the requisite holders approve a waiver of a covenant, we will not have to comply with it.  The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “— Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series.  Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met.  For these purposes, a debt security will not be “outstanding:”

●	if it has been surrendered for cancellation or cancelled;

●	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

●	if we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance;”

●	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

●	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above.  This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

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For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

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For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security.  The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time-to-time and the principal amount is not to be determined until a later date; or

●	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture.  In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders.  If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date.  We or the trustee, as applicable, may shorten or lengthen this period from time-to-time.  This period, however, may not extend beyond the 180th day after the record date for the action.  In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time-to-time.  Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Unless we indicate otherwise in the prospectus supplement, the debt securities will be issued:

●	only in fully registered form; and

●	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee.  They may also replace lost, stolen, destroyed or mutilated debt securities at that office.  We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer.  The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.  The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind.  If a debt security is convertible into or exchangeable for our common stock or preferred stock, the rules governing that type of exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.”  If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security.  If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed-rate debt security will be payable semiannually on or about each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed-rate debt security will be on or about May 1 or November 1 next preceding that interest payment date.  The regular record date relating to an interest payment date for any floating-rate debt security will be on or about the 15th calendar day before that interest payment date.  These record dates will apply regardless of whether a particular record date is a “business day,” as defined below.  For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Business Day.  The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars.  Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.  We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time-to-time.  Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security.  An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities.  We will make payments on a debt security in non-global, registered form as follows.  We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date.  We will make all other payments by check to the paying agent described below, against surrender of the debt security.  All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date.  To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due.  In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date.  In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent.  Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.  We will make payments on a global debt security in accordance with the applicable policies as in effect from time-to-time of the depositary, which will be DTC, Euroclear or Clearstream.  Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form.  We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in the prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

●	on or before the applicable regular record date, in the case of a payment of interest; or

●	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the twelfth DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars.  In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “— Conversion to U.S. Dollars.”  We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.  Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency.  We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee.  To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due.  In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date.  In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent.  Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions.  Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so.  To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested.  In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date.  Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency is Not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity.  Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement.  We may change the exchange rate agent from time-to-time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval.  In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day.  Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date.  Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.  The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity.  We call each of those offices a paying agent.  We may add, replace or terminate paying agents from time-to-time.  We may also choose to act as our own paying agent.  Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent.  We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us.  After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time-to-time.  Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records.  Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF WARRANTS

Please note that in this section entitled “Description of Warrants,” references to NorthStar Realty Finance Corp., “we,” “our” and “us” refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise.  The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate.  We may issue warrants for the purchase of debt securities, depositary shares, units, preferred stock or common stock.  Warrants may be issued independently or together with debt securities, preferred stock, common stock or units consisting of one or more of those types of securities offered by any prospectus supplement and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants.  We will distribute a prospectus supplement with regard to each issue of warrants.  Each prospectus supplement will describe, as to the warrants to which it relates:

●	The title of such warrants.

●	The offering price for such warrants, if any.

●	The aggregate number of such warrants.

●
The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of one or more of those types of securities).

●	The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration).

●	The period during which the warrants may be exercised.

●	Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise.

●	If applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security.

●	If applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable.

●	The date on which the right to exercise such warrants shall commence and the date on which such right shall expire.

●	If applicable, the minimum or maximum amount of such warrants that may be exercised at any one time.

●	The place or places where warrants can be presented for exercise or for registration of transfer or exchange.

●	The material federal income tax considerations applicable to the warrants.

●	Any other material terms of the warrants.

DESCRIPTION OF COMMON AND PREFERRED STOCK

Please note that in this section entitled “Description of Common and Preferred Stock,” references to NorthStar Realty Finance Corp., “we,” “our” and “us” refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise.  The following description of the terms of our stock is only a summary.  For a complete description, we refer you to the Maryland General Corporation Law, or MGCL, our charter and bylaws. Our charter and bylaws have previously been filed with the SEC and are incorporated herein by reference and this summary is qualified in its entirety thereby.

General

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and up to 250,000,000 shares of preferred stock, $0.01 par value per share, of which 2,530,000 shares are classified as 8.75% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, and 9,440,000 shares are classified as 8.25% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock.  In addition, our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.  At April 19, 2012, there were issued and outstanding 113,357,448 shares of common stock, 2,400,000 shares of Series A Preferred Stock, $25 liquidation preference per share and 9,200,000 shares of Series B Preferred Stock, $25 liquidation preference per share.  Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Common Stock

All shares of common stock that may be offered by this prospectus will be, upon payment therefor, duly authorized, validly issued, fully paid and nonassessable.  Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends.  They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities and the liquidation preferences of our Series A Preferred Stock and Series B Preferred Stock.  These rights are subject to the preferential rights of any other class or series of our stock (including the Series A Preferred Stock or Series B Preferred Stock) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Subject to our charter restrictions on transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors.  Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power on all matters submitted to a vote of stockholders.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.  Subject to our charter restrictions on transfer and ownership of stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast on the matter.  However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.  Our charter provides that these matters (other than certain amendments to the provisions of our charter relating to the removal of directors and amendments) may be approved by a majority of all of the votes entitled to be cast on the matter.  Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to amend our charter to increase the number of authorized shares of common or preferred stock, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares.  These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Therefore, our board could authorize the issuance of additional shares of common stock or shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Preferred Stock

Our Series A Preferred Stock and Series B Preferred Stock, which we refer to as the “Preferred Stock,” rank senior to the Junior Shares (as defined under “— Dividends” below), including shares of our common stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.  While any shares of Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the votes entitled to be cast by the holders of Preferred Stock and any other Voting Preferred Shares (as defined below), voting as a single class.  However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Preferred Stock.

Dividends

Holders of Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors, and declared by us out of funds legally available for payment, cumulative cash dividends at the stated rate.  The stated rate for the Series A Preferred Stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum, and the stated rate for the Series B Preferred Stock is 8.25% of the $25 liquidation preference per share, or $2.0625 per share, per annum.  However, if following a “change of control” (as defined below), the Preferred Stock is not listed on the New York Stock Exchange, or “NYSE,” or the NYSE Amex or quoted on NASDAQ, holders of the Preferred Stock will be entitled to receive, when and as authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at an increased rate from, but excluding, the first date on which both the change of control has occurred and the Preferred Stock is not so listed or quoted.  The increased rate will apply for as long as the Preferred Stock is not so listed or quoted.  The increased rate for the Series A Preferred Stock is 9.75% of the $25 liquidation preference per share, or $2.4375 per share, per annum and the increased rate for the Series B Preferred Stock is 9.25% of the $25 liquidation preference per share, or $2.3125 per share, per annum.

A “change of control” for the purpose of the Preferred Stock shall be deemed to have occurred at such time as: (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of NorthStar; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of our consummation of a merger or share exchange with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled to vote in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange.  “Voting stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.

As used in this description of Preferred Stock: (i) the term “dividend” does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to subscribe for or purchase any Junior Shares; and (ii) the term “Junior Shares” means our common stock and any other class or series of our stock that ranks junior, as to the payment of dividends or amounts upon liquidation, dissolution and winding up of NorthStar, to the Preferred Stock.

Special Optional Redemption

If at any time following a “change of control” (as defined under “— Dividends”), the Preferred Stock is not listed on the NYSE or the NYSE Amex or quoted on NASDAQ, we will have the option to redeem the Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared) to the redemption date.

Optional Redemption

We may not redeem the Preferred Stock prior to five years from the date of its issuance, which for the Series A Preferred Stock was September 14, 2011 and for the Series B Preferred Stock was February 7, 2012, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or at any time the Preferred Stock is not listed on the NYSE or the NYSE Amex or quoted on NASDAQ following a “change of control.”  On or after five years from the date of its original issuance we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the Preferred Stock, in whole or in part, at any time or from time-to-time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

Liquidation Preference

The holders of Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of NorthStar, whether voluntary or involuntary, $25.00 per share of Preferred Stock (the “Liquidation Preference”) plus an amount per share of Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

Until the holders of Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of NorthStar.  If, upon any liquidation, dissolution or winding up of NorthStar, our assets or proceeds thereof, distributable among the holders of the Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Preferred Stock and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full.  None of: (i) a consolidation or merger of NorthStar with one or more entities, (ii) a statutory share exchange by NorthStar; or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of NorthStar.

Voting Rights

Except as indicated below, the holders of Preferred Stock will have no voting rights.  If and whenever six quarterly dividends (whether or not consecutive) payable on the Preferred Stock or any Parity Shares are in arrears, whether or not earned or declared, the number of members then constituting our board of directors will be increased by one and the holders of Preferred Stock, voting together as a class with the holders of any other series of Parity Shares having like voting rights (any such other series, the “Voting Preferred Shares”), will have the right to elect one additional director at an annual meeting of stockholders or a properly called special meeting of the holders of the Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends and dividends for the then current quarterly period on the Preferred Stock and such other Voting Preferred Shares have been paid or declared and set apart for payment.  Whenever all arrears in dividends on the Preferred Stock and the Voting Preferred Shares then outstanding have been paid and full dividends on the Preferred Stock and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Preferred Stock and the Voting Preferred Shares to elect one additional director will cease, the terms of office of the board member will forthwith terminate and the number of members of our board of directors will be reduced accordingly.  However, the right of the holders of the Preferred Stock and the Voting Preferred Shares to elect the additional director will again vest if and whenever six quarterly dividends are in arrears, as described above.  In no event shall the holders of Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed.  The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Preferred Stock and all other series of Voting Preferred Shares, acting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order: (i) to amend, alter or repeal any provisions of our charter, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Preferred Stock or the Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each share of Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Preferred Stock; or (ii) to authorize, create, or increase the authorized amount of, any class or series of stock or any security convertible into shares of any class or series having rights senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of the Preferred Stock or one or more but not all of the series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Voting Preferred Shares as a class).

However, we may create additional classes of Parity Shares and Junior Shares, amend our charter to increase the authorized number of Parity Shares (including the Preferred Stock) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Stock.

Conversion Rights of Preferred Stock

The outstanding shares of Preferred Stock are not convertible into or exchangeable for any other property or securities of our Company.

Transfer Restrictions

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

Our charter contains restrictions on the number of shares of our stock that a person may own.  No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of our stock.  In addition, no person, including entities, may acquire or hold, directly or indirectly, our common stock in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

Our charter further prohibits: (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, direct or indirect ownership that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons.  Any person who acquires or who attempts or intends to acquire shares of our stock that may violate any of these restrictions or who is the intended transferee of shares of our stock which are transferred to the trust is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.  Our board of directors, in its sole discretion, may exempt a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.

Any attempted transfer of shares of our stock that would result in shares of our stock being owned by fewer than 100 persons will be null and void.  Any attempted transfer of our stock which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in the shares.  If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of stock that otherwise would cause the violation will be null and void, and the proposed transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer.  Shares of our stock held in the trust will be issued and outstanding shares.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust.  These rights will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand.  Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.  Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee will have the authority to:  (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.  If necessary to protect our qualification as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred.  Furthermore, our charter grants our board of directors the authority to take other actions, including the redemption of shares of stock, that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares held in trust.  Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then: (i) the shares shall be deemed to have been sold on behalf of the trust; and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accept the offer.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock is required within 30 days after the end of each taxable year, to give us written notice stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held.  Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our stock is American Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF DEPOSITARY SHARES

Please note that in this section entitled “Description of Depositary Shares,” references to NorthStar Realty Finance Corp., “we,” “our” and “us” refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise.  The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time-to-time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement.  The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.  The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with an issuance of depositary shares.

We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock which are called depositary shares.  We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us.  The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions.  Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives.  If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock.  A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares.  Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock.  If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.  Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting.  The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference.  Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion.  If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.  We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares.  No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law.  We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates.  Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares.  A deposit agreement will automatically terminate if:

●	All outstanding depositary shares to which it relates have been redeemed.

●	Each share of preferred stock has been converted into or exchanged for common stock.

●	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous.  There will be provisions:  (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF UNITS

Please note that in this section entitled “Description of Units,” references to NorthStar Realty Finance Corp., “we,” “our” and “us” refer only to NorthStar Realty Finance Corp. and not to its subsidiaries unless the context requires otherwise.  We may issue units comprising one or more of the other securities described in this prospectus in any combination.  Units may also include debt obligations of third parties, such as U.S. Treasury securities.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units.  The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global – i.e., book-entry – form.  First we describe the difference between legal ownership and indirect ownership of registered securities.  Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, share of common stock, preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities.  As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only.  This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form.  In these cases, investors may choose to hold their securities in their own names or in street name.  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities.  We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so.  Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities.  Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.  When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●
whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only.  Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select.  A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security.  A security will usually have only one depositary but it may have more depositaries.

Each series of securities will have one or more of the following as the depositaries:

●	The Depository Trust Company, New York, New York;

●	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear;”

●	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream;” and

●	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems.  Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.  The depositary or depositaries for your securities will be named in the prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities.  Generally, all securities represented by the same global security will have the same terms.  We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times.  We call this kind of global security a master global security.  The prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise.  We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.  Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.”  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers.  We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●
An investor cannot cause the securities to be registered in his or her own name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?;”

●	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

●
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time-to-time.  We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security.  We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

●
The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

●
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time-to-time.  For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.  For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us.  If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.  After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.  We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

●
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

●	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

●
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe.  Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security.  In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream.  If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems.  Those systems could change their rules and procedures at any time.  We have no control over those systems or their participants, and we take no responsibility for their activities.  Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business.  Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable.  Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.  In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of certain provisions of Maryland law and our charter and bylaws is only a summary.  For a complete description, we refer you to the MGCL and our charter and bylaws.  Our charter and bylaws have been previously filed with the SEC, and are incorporated herein by reference and this summary is qualified in its entirety thereby.

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15.  Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.  This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

●
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder.  Pursuant to the statute, our board of directors has exempted any business combinations: (a) between us and NorthStar Capital Investment Corp. or any of its affiliates; and (b) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person).  Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between NorthStar and any of them.  As a result, such parties may be able to enter into business combinations with NorthStar that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of NorthStar and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter.  Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.  This provision may be amended or eliminated at any time in the future.

Amendment to Our Charter

Our charter, except its provisions relating to removal of directors and certain amendments related thereto, may be amended only if declared advisable by our board of directors and, to the extent stockholder approval is required, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of NorthStar must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

 Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already: (i) require a two-thirds vote for the removal of any director from the board; (ii) vest in the board the exclusive power to fix the number of directorships and fill vacancies on the board; and (iii) require, unless called by our chairman of the board, president, chief executive officer or our board, the request of holders of a majority of outstanding shares to call a special meeting. Our charter prohibits us from classifying our board through an election under Subtitle 8 of Title 3 of the MGCL.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only: (1) pursuant to our notice of the meeting; (2) by our board of directors; or (3) by a stockholder of record who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to our board of directors at a special meeting may be made only: (i) by our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter relating to removal of directors and filling vacancies on our board and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Indemnification for Liabilities of Our Directors, Officers and Controlling Persons

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes NorthStar, to the maximum extent permitted by Maryland law, to obligate NorthStar to indemnify any present or former director or officer or any individual who, while a director of NorthStar and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of NorthStar and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of NorthStar and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager  and who is made, or threatened to be made, a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.  Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of NorthStar in any of the capacities described above and any employee or agent of NorthStar or a predecessor of NorthStar.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.  Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received.  A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.  In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant.  Hunton & Williams LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:

●	insurance companies;

●	tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

●	financial institutions or broker-dealers;

●	non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below);

●	U.S. expatriates;

●	persons who mark-to-market our securities;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	regulated investment companies or REITs;

●	trusts and estates;

●	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

●	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our securities through a partnership or similar pass-through entity; and

●	persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This summary assumes that securityholders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice.  We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT.  SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We and NRFC Sub-REIT, Inc., or our private REIT, each elected to be taxed as a REIT under the federal income tax laws commencing with our taxable years ended December 31, 2004.  We believe that we and our private REIT have operated in a manner qualifying us as REITs since our election and intend to continue to so operate.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.  Except as noted below, the discussion of the REIT qualification rules below applies both to us and our private REIT.

In the opinion of Hunton & Williams LLP, we and our private REIT qualified to be taxed as REITs under the federal income tax laws for our taxable years ended December 31, 2008 through December 31, 2011, and our and our private REIT’s organization and current and proposed method of operation will enable us and our private REIT to continue to qualify as REITs for our taxable years ending December 31, 2012 and in the future.  Investors should be aware that Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court and speaks as of the date issued.  In addition, Hunton & Williams LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income and the future conduct of our business and ownership of our stock, all of which are described in the opinion.  Moreover, our and our private REIT’s continued qualification and taxation as REITs depend on our and our private REIT’s ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws.  Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of share ownership and the percentage of earnings that we distribute.  While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our and our private REIT’s compliance with those tests on a continuing basis.  Hunton & Williams LLP’s opinion does not foreclose the possibility that we or our private REIT may have to use one or more of the REIT savings provisions described below, which would require us or our private REIT to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification.  Accordingly, no assurance can be given that the actual results of our and our private REIT’s operations for any particular taxable year will satisfy such requirements.  For a discussion of the tax consequences of the failure to qualify as a REIT, see “— Requirements for Qualification— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders.  The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation.  However, we will be subject to federal tax in the following circumstances:

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We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

●	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

●	We will pay income tax at the highest corporate rate on:

●	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

●	other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, by an entity other than a taxable REIT subsidiary, or TRS, held primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “Requirements for Qualification–Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

●	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

●	a fraction intended to reflect our profitability.

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If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Requirements for Qualification—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests in order to remain qualified as a REIT.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure in order to remain qualified as a REIT.

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If we fail to distribute during a calendar year at least the sum of:  (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain.  In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

●	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the ten-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis.  The amount of gain on which we will pay tax is the lesser of:

●	the amount of gain that we recognize at the time of the sale or disposition and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment an immediate tax when the asset is acquired.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below under “— Requirements for Qualification—Recordkeeping Requirements.”

●	The earnings of our lower-tier entities that are subchapter C corporations, including domestic TRSs, are subject to federal corporate income tax.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.”  Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool.  To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.  For a discussion of “excess inclusion income,” see “— Requirements for Qualification— Taxable Mortgage Pools.”  A “disqualified organization” includes:

●	the United States;

●	any state or political subdivision of the United States;

●	any foreign government;

●	any international organization;

●	any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

●	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests, but certain of our financing activities result in the treatment of us or a portion of our assets as a taxable mortgage pool.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations.  We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.  For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes.  An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.  We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6.  In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT.  All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities and items of income, deduction and credit of the REIT.  A “qualified REIT subsidiary” is a corporation, other than a TRS, all the stock of which is owned by the REIT.  Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes.  An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes.  In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.  Thus, our proportionate share of the assets, liabilities and items of income of North Star Realty Finance Limited Partnership, or our operating partnership, and any other partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly, or a subsidiary partnership, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.  For purposes of the 10% value test (described under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership.  For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the stock of one or more TRSs.  A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT.  The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS.  A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS.  However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or a health care facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT.  A TRS will not be considered to operate or manage a qualified lodging facility or a qualified health care property solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so.  Additionally, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.  An “eligible independent contractor” is, generally, with respect to any qualified lodging facility or qualified health care property, any independent contractor (as defined in section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the parent REIT or the TRS.  We own a portfolio of senior living facilities.  We previously leased a portion of that portfolio of senior living facilities to a TRS of our private REIT that was owned by NRF Healthcare LLC and that engaged operators that we believe qualified as “eligible independent contractors” to operate those senior living facilities.  Those senior living facilities are now leased to third parties.  We may in the future lease our qualified health care properties to one or more TRSs.

Domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income.  To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us.  If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income through 2012.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

We and our private REIT have each made a TRS election with respect to N-Star Real Estate CDO I, Ltd., the issuer in our first collateralized debt obligation, or CDO transaction.  Our private REIT has also made TRS elections with respect to other foreign TRSs, including foreign TRS CDO issuers.  The Code and Treasury regulations promulgated thereunder provide a specific exemption from federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent.  Our foreign TRSs intend to rely on such exemption, and do not intend to operate so as to be subject to federal income tax on their net income.  Therefore, despite their status as TRSs, our foreign TRSs generally would not be subject to federal corporate income tax on their earnings.  No assurance can be given, however, that the IRS will not challenge this treatment.  If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to distribute to us and to pay to their creditors.  Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer.  It is not anticipated that our foreign TRSs will hold U.S. real property other than by foreclosure.  Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

Certain U.S. stockholders of certain non-U.S. corporations, such as our foreign TRSs, are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed.  We are generally required to include in income, on a current basis, the earnings of our foreign TRSs.  For a discussion of the treatment of the income inclusions from our foreign TRSs under the gross income tests, see “— Gross Income Tests.”

Our private REIT has also made TRS elections with respect to certain domestic entities.  The income of the domestic TRSs is subject to federal, state and local income tax.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary.  This treatment can affect the income and asset test calculations that apply to the REIT.  Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees.
Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;

●	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

●	the entity has issued debt obligations that have two or more maturities; and

●	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP.  Financing arrangements entered into, directly or indirectly, by us give rise to TMPs, with the consequences described in the next paragraph.

If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income.  A stockholder’s share of excess inclusion income:  (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (3) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.  IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid.  However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law.  Although the law is unclear, the IRS has taken the position a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations.”  To the extent that our stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations.  See “— Taxation of Our Company” for a discussion of “disqualified organizations.”  A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations.  Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.

If one of our subsidiary partnerships (not wholly-owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP, the foregoing rules would not apply.  Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax.  In addition, this characterization would alter our gross income and asset test calculations and could adversely affect our compliance with those requirements.  We intend to monitor the structure of any TMPs in which it have an interest to ensure that they will not adversely affect our and our private REIT’s status as REITs.

In general, we currently own and expect to own in TMPs 100% of the entities through which we make our equity investments.  Such entities are and will be held through our private REIT so that they are qualified REIT subsidiaries of our private REIT and their assets and liabilities are treated as assets and liabilities of our private REIT.  Consequently, the net income from such assets and liabilities would not be subject to corporate-level tax, even if they were to be treated as a TMP, although the excess inclusion rules described above apply.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.  First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income.  Qualifying income for purposes of the 75% gross income test generally includes:

●	rents from real property;

●	interest on debt secured by mortgages on real property or on interests in real property;

●	dividends or other distributions on, and gain from the sale of, shares in other REITs;

●	gain from the sale of real estate assets;

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.  Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both the numerator and the denominator in both income tests.  In addition, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test and for “hedging transactions” entered into after July 30, 2008, the 75% gross income test.  In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests.  See “—  Foreign Currency Gain.”  The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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First, the rent must not be based, in whole or in part, on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either:  (1) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space; or (2) the TRS leases a qualified lodging facility or qualified health care property and engages an eligible independent contractor (as defined above in “— Taxable REIT Subsidiaries”) to operate such facility or property on its behalf.  A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.  However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience.  In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.  Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.  See “— Taxable REIT Subsidiaries.”

Interest.  The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person.  However, interest generally includes the following:

●	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (1) the date we agreed to acquire or originate the loan; or (2) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test.  See “— Asset Tests” below.

We originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor.  To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test.  We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We and our subsidiaries also hold certain participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans originated by other lenders.  A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants.  The borrower on the underlying loan is typically not a party to the participation agreement.  The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan.  The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower.  We believe that our (and our subsidiaries’) participation interests qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test.  The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage-backed securities have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.  No assurance can be provided all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16.  To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations.  If the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

We and our subsidiaries have also acquired distressed mortgage loans.  Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test.  Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (1) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (2) the face amount of the loan (and not the purchase price or current value of the loan).  The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan.  We have and will invest in distressed mortgage loans in a manner that consistent with maintaining our qualification as a REIT.

We and our subsidiaries have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets.  Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “— Asset Tests” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement.  It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  Our share of any dividends received from any other REIT in which we own an equity interest, including our private REIT, will be qualifying income for purposes of both gross income tests.

We and our private REIT treat certain income inclusions received with respect to equity investments in foreign TRSs as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued two private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test.  Those private letter rulings can only be relied upon by the taxpayers to whom they were issued.  No assurance can be provided that the IRS will not successfully challenge our treatment of such income inclusions.

Fee Income.  We receive various fees in connection with our operations.  Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property, and the fees are not determined by income and profits.  Other fees, such as origination and servicing fees, fees for acting as a broker-dealer and fees for managing investments for third parties, are not qualifying income for purposes of either gross income test.  Any fees earned by a TRS are not included for purposes of the gross income tests.

Hedging Transactions.  From time-to-time, we and our subsidiaries enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts.  Income and gain from “qualified hedging transactions” is excluded from gross income for purposes of the 95% gross income test, and, for hedging transactions entered into after July 30, 2008, the 75% gross income test.  A “qualified hedging transaction” includes: (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; and (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction.  We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income.  From time-to-time, we and our subsidiaries recognize COD income in connection with repurchasing debt at a discount.  COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test.  Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations and certain foreign currency gain attributable to certain “qualified business units” of a REIT.  “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test.  Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property.  Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests.  These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities.  Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business.  We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business.  Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time-to-time, including those related to a particular asset.  A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

●	the REIT has held the property for not less than two years;

●
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

●
either: (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies; (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year; or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

●	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

●
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of that safe harbor when disposing of assets.  We cannot assure you, however, that we can comply with that safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”  The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.  However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.  Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

●
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

●	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

●	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.  Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury.  However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

●
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

●
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

●
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We have acquired various properties as a result of foreclosure or when foreclosure was imminent and may make foreclosure property elections with respect to some or all of those properties.

Failure to Satisfy the Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws.  Those relief provisions are available if:

●	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

●	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.  In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.  First, at least 75% of the value of our total assets must consist of:

●	cash or cash items, including certain receivables;

●	government securities;

●	interests in real property, including leaseholds and options to acquire real property and leaseholds;

●	interests in mortgage loans secured by real property;

●	stock in other REITs;

●
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

●
regular or residual interests in a REMIC.  However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.
Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or, in the case of the 5% asset test and 10% vote or value test, TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership.  For purposes of the 10% value test, the term “securities” does not include:

●
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if:  (1) the debt is not convertible, directly or indirectly, into equity; and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities.  However, “straight debt” securities include debt subject to the following contingencies:

●
a contingency relating to the time of payment of interest or principal, as long as either:  (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

●	Any loan to an individual or an estate;

●	Any “section 467 rental agreement” other than an agreement with a related party tenant;

●	Any obligation to pay “rents from real property;”

●	Certain securities issued by governmental entities;

●	Any security issued by a REIT;

●
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

●
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above under “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of securities and other assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis.  However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future.  Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests.  As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test).  See “— Gross Income Tests.”  Although our mezzanine loans typically do not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test.  We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.  Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests.  We may invest in the stock of other entities that intend to qualify as REITs.  We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test.  If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test.  Instead, we would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to our investment in such a disqualified REIT.  Consequently, if a REIT in which we own stock fails to qualify as a REIT, we could fail one or more of the asset tests described above.  To the extent we invest in other REITs, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.

As discussed above under “— Gross Income Tests,” we and our subsidiaries invest in distressed mortgage loans.  In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test.  The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test.  IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date.  Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset.  Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases.  We intend to continue to invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.

We intend to continue monitoring the status of our assets for purposes of the various asset tests.  If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

●	we satisfied the asset tests at the end of the preceding calendar quarter; and

●
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If at the end of any calendar quarter we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if: (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million); and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure.  In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we: (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure; (2) we file a description of each asset causing the failure with the IRS; and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

●	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss and

●	90% of our after-tax net income, if any, from foreclosure property; minus

●	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if: (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration; or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year.  The distributions under clause (a) are taxable to the stockholders in the year in which paid and the distributions in clause (b) are treated as paid on December 31 of the prior taxable year.  In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders.  Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

●	85% of our REIT ordinary income for such year;

●	95% of our REIT capital gain income for such year; and

●	any undistributed taxable income from prior periods,

                we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year.  If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.  We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

We believe that our operating partnership properly elected to defer, under Section 108(i) of the Code, the recognition of COD income generated from repurchasing its debt at a discount. If the IRS successfully challenges our operating partnership’s ability to make that election, we may be treated as having failed to pay sufficient dividends to satisfy the 90% distribution requirement and/or avoid the corporate income tax and the 4% nondeductible excise tax. We may be required to correct any failure to meet the 90% distribution requirement by paying deficiency dividends (as further described below) to our stockholders and an interest charge to the IRS in a later year.

It is possible that, from time-to-time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.  See, for example, the discussion of excess inclusion income above under “— Taxable Mortgage Pools.”  Other potential sources of non-cash taxable income include gain recognized on the deemed exchange of distressed debt that has been modified, real estate and securities that have been financed through securitization structures, such as the CDO structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities that we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.  In the event that such timing differences occur, it might be necessary to arrange borrowings or other means of raising capital to meet the distribution requirements.  Additionally, we may, if possible, pay taxable dividends of our stock or debt to meet the distribution requirements.

Pursuant to Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions from publicly-traded REITs that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such stockholder’s distribution in cash). Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011.   Although Revenue Procedure 2010-12 applies only to taxable dividends payable in cash and stock with respect to taxable years ending on or before December 31, 2011, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends made prior to the issuance of Revenue Procedure 2010-12. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years.  We have previously made taxable distributions of our common stock pursuant to Revenue Procedure 2010-12.  We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year.  We may include such deficiency dividends in our deduction for dividends paid for the earlier year.  Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT.  In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of beneficial interest.  We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.  In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described under “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders.  In fact, we would not be required to distribute any amounts to stockholders in that year.  In such event, to the extent of our current and accumulated earnings and profits, distributions to most stockholders taxed at individual rates would generally be taxable at capital gains tax rates (through 2012).  Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction.  Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of our stock that for federal income tax purposes is:

●	a citizen or resident of the United States;

●
a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

●	an estate whose income is subject to federal income taxation regardless of its source; or

●
a trust if:  (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our stock by the partnership.

Taxation of U.S. Stockholders on Distributions on Our Stock.  As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.  For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends.

Dividends paid to U.S. stockholders will not qualify for the dividends received deduction generally available to corporations.  In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for qualified dividend income.  The maximum tax rate for qualified dividend income is 15% through 2012.  Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations.  Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income.  As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, which is a maximum rate of 35% through 2012.  However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable:  (1) to dividends received by us from non-REIT corporations, such as certain TRSs; and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our net taxable income).  In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock become ex-dividend.  In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, trusts and estates may be subject to a 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock.  We generally will designate our capital gain dividends as either 15% or 25% rate distributions.  See “— Capital Gains and Losses.”  A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year.  In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain.  The U.S. stockholder would receive a credit for its proportionate share of the tax we paid.  The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s stock.  Instead, such distribution will reduce the adjusted tax basis of such stock.  To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its stock, such stockholder will recognize long-term capital gain or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder.  In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.  Instead, we would carry over such losses for potential offset against our future income.  Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our stock, against such income.  In addition, taxable distributions from us and gain from the disposition of our stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable through 2012 to capital gains of U.S. stockholders taxed at individual rates).  We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Our Stock.  In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss.  However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain.  All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Redemption of Preferred Stock.  A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above under “— Taxation of U.S. Stockholders on the Disposition of Our Stock”).  The redemption will satisfy such tests if it: (1) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock; (2) results in a “complete termination” of the U.S. stockholder’s interest in all our classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code.  In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account.  Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment.  If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under “— Taxation of U.S. Stockholders on Distributions on Our Stock.”  In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us.  If the U.S. stockholder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury Regulations permit the transfer of basis in the redeemed preferred shares to the redeemed U.S. stockholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss.  The highest marginal individual income tax rate is currently 35% (which rate, absent further Congressional action, will apply until December 31, 2012).  However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 15% (through 2012).  The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation.  In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain individuals, trusts and estates may be subject to a 3.8% Medicare tax.  With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our U.S. stockholders taxed at individual rates at a 15% or 25% rate.  Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant.  In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000.  A non-corporate taxpayer may carry forward unused capital losses indefinitely.  A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation.  However, they are subject to taxation on their unrelated business taxable income, or UBTI.  While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust.  Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.  However, if a tax-exempt stockholder were to finance its investment in our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.  In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders.  See “— Requirements for Qualification— Taxable Mortgage Pools.”  Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.  Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI.  Such percentage is equal to the gross income that we derives from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends.  That rule applies to a pension trust holding more than 10% of our stock only if:

●	the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

●
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification”); and

●
either:  (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes.  The rules governing federal income taxation of non-U.S. stockholders are complex.  This section is only a summary of such rules.  Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits.  A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.  Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty.  See “— Requirements for Qualification — Taxable Mortgage Pools.”  If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution.  We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

●	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

●	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock.  Instead, the excess portion of such distribution will reduce the adjusted basis of such stock.  A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below.  Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation,” as described below, we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.  Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our stock received by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.  A USRPI includes certain interests in real property and stock in “United States real property holding corporations,” which are corporations at least 50% of whose assets consist of interests in real property.  Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder.  A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual.  A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.  We must withhold 35% of any distribution that we could designate as a capital gain dividend.  A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Capital gain distributions to non-U.S. stockholder that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as:  (1) our stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 5% of the applicable class of our stock at any time during the one-year period prior to the distribution.  As a result, non-U.S. stockholders owning 5% or less of the applicable class of our stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.  If our stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of our stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.  Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by is exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we:  (1) are not a “United States real property holding corporation” during a specified testing period; or (2) are a domestically controlled qualified investment entity.  We believe that we currently are not a “United States real property holding corporation” but no assurance can be provided that we will not become a “United States real property holding corporation” in the future.  In addition, we believe that we currently are a domestically controlled qualified investment entity, but because our common stock and our preferred stock are publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future.  However, even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the applicable class of our stock at all times during a specified testing period would not incur tax under FIRPTA if our stock is “regularly traded” on an established securities market.  Because we expect that our stock will continue to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of our stock.  If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals.  Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation.  Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Information Reporting Requirements and Backup Withholding; Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any.  Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

●	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our stock received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

        Tax Aspects of Our Investments in Our Operating Partnership and the Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire and that we intend to treat as partnerships for U.S. federal income tax purposes (each individually a “Partnership” and, collectively, the “Partnerships”).  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships.  We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation.  An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

●	is treated as a partnership under the Treasury regulations relating to entity classification or the check-the-box regulations; and

●	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes.  Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception.  Treasury regulations, or the PTP regulations, provide limited safe harbors from the definition of a publicly traded partnership.  Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if:  (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act; and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if:  (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership; and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.  Each Partnership qualifies for the private placement exclusion.  We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.

If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions.  See “— Requirements for Qualification— Gross Income Tests” and “— Requirements for Qualification—Asset Tests.”  In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.  See “— Requirements for Qualification—Distribution Requirements.”  Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, such Partnership would be required to pay income tax at corporate rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes.  Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations.  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties.  Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in a tax-deferred transaction or contributed property in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of such unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference.  Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.  The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Basis in Partnership Interest.  Our adjusted tax basis in any Partnership generally is equal to:

●	the amount of cash and the basis of any other property contributed by us to the Partnership;

●	increased by our allocable share of the Partnership’s income and our allocable share of indebtedness of the Partnership; and

●
reduced, but not below zero, by our allocable share of the Partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

If the allocation of our distributive share of the Partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero.  To the extent that the Partnership’s distributions or any decrease in our share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us.  Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships.  The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property.  The Partnership’s initial basis in contributed properties acquired in exchange for units of the Partnership should be the same as the transferor’s basis in such properties on the date of acquisition.  Although the law is not entirely clear, the Partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.  The Partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes.  The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution.  Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status.  See “— Requirements for Qualification— Gross Income Tests.”  We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to sunset provisions.  These sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions.  These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income and certain other tax rate provisions described herein.  Prospective security holders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our securities.

State, Local and Foreign Taxes

We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides.  The state, local and foreign tax treatment may differ from the federal income tax treatment described above.  Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We or a selling stockholder may sell the securities offered by this prospectus to or through one or more underwriters or dealers for public offering and sale by them or we may sell the securities to investors directly or through agents.  Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  We will not receive any proceeds from the sale of common stock by a selling stockholder.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices.  We or a selling stockholder also may, from time-to-time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement.  In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  In addition, any shares of common stock of selling stockholders that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

Securities may also be sold in one or more of the following transactions:  (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (iv) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.  Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.  In addition, in connection with a sale of common stock by a selling stockholder, at the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.  Each selling stockholder is responsible for paying any discount, commission, concession or other compensation associated with the sale of his or her common stock pursuant to this prospectus.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act.  Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, and, if applicable, a selling stockholder to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

Any securities issued hereunder (other than common stock, our Series A Preferred Stock and our Series B Preferred Stock) will be new issues of securities with no established trading market.  Any underwriters, dealers or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you as to the liquidity of the trading market for any such securities.

In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered.  These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of these securities may also create a “short position” for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us.  In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us.  In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market.  Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market.  None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the operating partnership and its subsidiaries in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of any common stock, preferred stock, debt securities, depositary shares, warrants or units issued under this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel, or Sullivan & Cromwell LLP, our special New York counsel.  Certain federal income tax matters will be passed upon for us by Hunton & Williams LLP.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements and schedules of NorthStar Realty Finance Corp. as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, incorporated by reference herein in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

500,000 Shares of 8.75% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

2,500,000 Shares of 8.25% Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25 Per Share)

JMP Securities                                                                              MLV & Co.

Prospectus Supplement

June 12, 2012